Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 964-8389 fax: (617) 969-5730

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or Carlynn Finn, Manager, Investor Relations.
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Announces 2009 Third Quarter Results

Newton, MA (November 9, 2009).  Hospitality Properties Trust (NYSE: HPT) today announced its operating results for the quarter and nine months ended September 30, 2009.

Results for the Quarter and Nine Months Ended September 30, 2009:

HPT’s net income available for common shareholders for the periods ended September 30, 2009 compared to the same periods in 2008 were as follows:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(in thousands, except per share data)
Net income available for common shareholders	$40,796	$30,481	$137,959	$49,466
Net income available for common shareholders per share	$0.34	$0.32	$1.34	$0.53
Weighted average common shares outstanding	118,780	93,954	102,796	93,930

Net income available for common shareholders for the quarter ended September 30, 2009 includes a $11.2 million, or $0.09 per share, gain on extinguishment of debt relating to HPT’s repurchase of $175.4 million face amount of its 3.8% convertible senior notes for a purchase price of $159.5 million plus accrued interest.

The results for the nine months ended September 30, 2009 includes a $51.1 million, or $0.50 per share, gain on extinguishment of debt relating to HPT’s repurchase of $367.4 million face amount of its 3.8% convertible senior notes and various issues of its senior notes for an aggregate purchase price of approximately $303.3 million plus accrued interest.

The results for the nine months ended September 30, 2008 include: (i) a $53.2 million, or $0.57 per share, non-cash impairment charge related to the write down of certain intangible assets arising from HPT’s January 2007 acquisition of TravelCenters of America, Inc. to their estimated fair market value; and (ii) a $19.6 million, or $0.21 per share, non-cash charge to record a reserve for the straight line rent receivable recorded in periods prior to April 1, 2008 under HPT’s lease with TravelCenters of America LLC (NYSE Amex: TA) for 145 travel centers.

HPT’s funds from operations, or FFO, for the periods ended September 30, 2009 compared to the same periods in 2008 were as follows:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(in thousands, except per share data)
Funds from operations	$91,078	$97,324	$272,269	$300,967
FFO per share	$0.77	$1.04	$2.65	$3.20
Weighted average common shares outstanding	118,780	93,954	102,796	93,930

FFO for the quarter and nine months ended September 30, 2009 excludes the $11.2 million and $51.1 million, respectively, of gains on extinguishment of debt discussed above.  FFO for the nine months ended September 30, 2008 excludes the $53.2 million non-cash impairment charge discussed above.

See page 5 for a reconciliation of FFO to net income available to common shareholders.

Hotel Portfolio Performance:

For the periods ended September 30, 2009 compared to the same periods last year, HPT’s hotels produced revenue per available room, or RevPAR, average daily rate, or ADR, and occupancy as follows:

	Quarter Ended September 30,			Nine Months Ended September 30,
	2009	2008	Change	2009	2008	Change

RevPAR	$62.36	$80.07	-22.1%	$62.41	$79.83	-21.8%
ADR	91.43	107.04	-14.6%	96.31	109.81	-12.3%
Occupancy	68.2%	74.8%	-6.6 pts	64.8%	72.7%	-7.9 pts

Hotel Tenants and Managers:

During the nine months ended September 30, 2009, all payments due to HPT under its hotel leases and management contracts were paid when due except for certain payments from Marriott International, Inc., or Marriott, and Barceló Crestline Corporation, or Crestline.

During the nine months ended September 30, 2009, the payments HPT received under its lease with Crestline (Marriott No. 4 contract: 19 hotels managed by Marriott which requires minimum rent to HPT of $28.5 million/year) and under its management contract with Marriott (Marriott No. 3 contract: 34 hotels which requires minimum returns to HPT of $44.2 million/year) were $5.8 million and $4.8 million, respectively, less than the minimum amounts contractually required.  HPT applied the available security deposits to cover these shortfalls.  Also, during the period between September 30, 2009 and November 8, 2009, HPT did not receive payments to cure shortfalls for the minimum rent due under this Crestline lease and the minimum returns due under this Marriott management contract of $1.5 million and $1.7 million, respectively, and HPT applied the security deposits it holds to cover these amounts.  At November 8, 2009, the remaining balances of the security deposits for this Crestline lease and this Marriott management contract held by HPT were $21.1 million and $30.0 million, respectively.

At this time, HPT expects that Marriott will continue to pay HPT the net cash flows from operations of the hotels included in the defaulted contracts.  HPT believes the security deposits it holds from Marriott and from Crestline for these contracts will exceed the 2009 shortfall of the payments it expects to receive compared to the minimum payments due to HPT under these contracts. Other than applying the security deposits to cover the differences between the net cash flows received from operations of these hotels and the contractual minimum payments, HPT has not yet determined what additional actions, if any, it may take as a result of these defaults.

As of November 8, 2009, all other payments due to HPT from its hotel managers and hotel tenants under its operating agreements are current.

Financing Activities:

During the third quarter of 2009, HPT repurchased $175.4 million face amount of its 3.8% convertible senior notes for a total cost of $159.5 million plus accrued interest.  HPT funded these purchases using borrowings under its revolving credit facility.

On July 1, 2009, the underwriters of HPT’s June 2009 common share offering exercised their option to purchase an additional 2,625,000 common shares of beneficial interest at a price of $11.50 per share from HPT to cover overallotments.  HPT used the net proceeds from this sale (approximately $28.9 million after underwriting and other offering expenses) to repay a portion of the borrowings outstanding under its revolving credit facility.

On August 12, 2009, HPT issued $300 million of 7.875% senior notes due 2014 in a public offering.  Net proceeds from this offering ($294.9 million after underwriting and other offering expenses) were used to repay a portion of the borrowings outstanding under HPT’s revolving credit facility.

On August 14, 2009, HPT sold 8,000,000 common shares of beneficial interest at a price of $17.25 per share in a public offering.  On August 26, 2009, the underwriters of this offering exercised their option to purchase an additional 1,200,000 common shares of beneficial interest from HPT to cover overallotments.  HPT used the net proceeds from these sales (approximately $151.7 million after underwriting and other offering expenses) to repay all borrowings outstanding under its revolving credit facility and for general business purposes.

Common Dividend:

As announced in April 2009, HPT has suspended its regular quarterly common dividend for the remainder of 2009.  In December 2009 HPT expects to determine the amount of additional common share dividends to be paid for the 2009 taxable year, if any, and whether this dividend will be paid in cash or a combination of cash and common shares.

Conference Call:

On Monday, November 9, 2009, at 1:00 p.m. Eastern Time, John Murray, President, and Mark Kleifges, Chief Financial Officer, will host a conference call to discuss the results for the quarter and nine months ended September 30, 2009.

The conference call telephone number is (800) 289-0494.  Participants calling from outside the United States and Canada should dial (913) 312-1408.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Monday, November 16, 2009.  To hear the replay, dial (719) 457-0820.  The replay pass code is 3249748.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s web site, which is located at www.hptreit.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on HPT’s web site for about one week after the call.

Supplemental Data:

A copy of HPT’s Third Quarter 2009 Supplemental Operating and Financial Data is available for download at HPT’s web site, www.hptreit.com.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns 289 hotels and 185 travel centers located in 44 states, Puerto Rico and Canada. HPT is headquartered in Newton, Massachusetts.

Hospitality Properties Trust

CONSOLIDATED STATEMENTS OF INCOME AND FUNDS FROM OPERATIONS

(in thousands, except per share data)

(Unaudited)

		Quarter Ended September 30,		Nine Months Ended September 30,
		2009	2008	2009	2008
	Revenues:
	Hotel operating revenues (1)	$184,595	$233,393	$547,507	$700,399
	Rental income (1)(2)	75,136	72,824	223,862	250,341
	FF&E reserve income (3)	4,692	6,095	14,409	18,620
	Interest income	28	271	98	1,177
	Total revenues	264,451	312,583	785,876	970,537

	Expenses:
	Hotel operating expenses (1)	120,364	166,896	354,617	500,743
	Interest (including amortization of deferred financing costs and debt discounts of $2,354, $3,443, 8,660 and 10,243, respectively) (4)	34,943	38,963	106,510	117,812
	Depreciation and amortization	61,311	60,449	184,244	178,277
	General and administrative	10,401	7,881	30,109	28,920
	Reserve for straight line rent receivable (5)	—	—	—	19,613
	Loss on asset impairment (6)	—	—	—	53,225
	Total expenses	227,019	274,189	675,480	898,590

	Income before gain on extinguishment of debt, gain on sale of real estate and income taxes	37,432	38,394	110,396	71,947
	Gain on extinguishment of debt (7)	11,209	—	51,097	—
	Gain on sale of real estate (8)	—	—	—	1,274
	Income before income taxes	48,641	38,394	161,493	73,221
	Income tax expense	375	443	1,124	1,345

	Net income	48,266	37,951	160,369	71,876
	Preferred distributions	7,470	7,470	22,410	22,410
	Net income available for common shareholders	$40,796	$30,481	$137,959	$49,466

	Calculation of FFO (9):
	Net income available for common shareholders	$40,796	$30,481	$137,959	$49,466
Add:	Depreciation and amortization	61,311	60,449	184,244	178,277
	Deferred percentage rent (10)	180	1,283	1,163	4,385
	Deferred additional returns (11)	—	5,111	—	16,888
	Loss on asset impairment (6)	—	—	—	53,225
Less:	Gain on extinguishment of debt (7)	(11,209)	—	(51,097)	—
	Gain on sale of real estate (8)	—	—	—	(1,274)
	Funds from operations (“FFO”)	$91,078	$97,324	$272,269	$300,967

	Weighted average common shares outstanding	118,780	93,954	102,796	93,930

	Per common share amounts:
	Net income available for common shareholders	$0.34	$.32	$1.34	$0.53
	FFO (9)	$0.77	$1.04	$2.65	$3.20

See Notes on page 7

Hospitality Properties Trust

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2009	2008
ASSETS

Real estate properties, at cost:
Land	$1,392,435	$1,392,614
Buildings, improvements and equipment	5,059,298	5,015,270
	6,451,733	6,407,884
Accumulated depreciation	(1,208,104)	(1,060,203)
	5,243,629	5,347,681

Cash and cash equivalents	52,002	22,450
Restricted cash (FF&E reserve escrow)	25,717	32,026
Other assets, net	199,055	170,580
	$5,520,403	$5,572,737

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$—	$396,000
Senior notes, net of discounts	1,934,433	1,693,730
Convertible senior notes, net of discounts (4)	254,252	545,772
Mortgage payable	3,496	3,558
Security deposits	158,826	169,406
Accounts payable and other liabilities	85,449	128,078
Due to affiliate	11,261	3,012
Dividends payable	4,754	4,754
Total liabilities	2,452,471	2,944,310

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series B preferred shares; 8 7/8% cumulative redeemable; 3,450,000 shares issued and outstanding, aggregate liquidation preference $86,250	83,306	83,306
Series C preferred shares; 7% cumulative redeemable; 12,700,000 shares issued and outstanding, aggregate liquidation preference $317,500	306,833	306,833
Common shares of beneficial interest, $0.01 par value; 150,000,000 shares authorized; 123,380,335 and 93,991,635 shares issued and outstanding, respectively	1,234	940
Additional paid in capital (4)	3,462,112	3,093,827
Accumulated other comprehensive income (loss)	4,830	(511)
Cumulative net income	1,988,190	1,827,821
Cumulative preferred distributions	(146,051)	(123,641)
Cumulative common distributions	(2,632,522)	(2,560,148)
Total shareholders’ equity	3,067,932	2,628,427
	$5,520,403	$5,572,737

See Notes on page 7

(1)         At September 30, 2009, each of our 289 hotels are included in one of 11 operating agreements of which 197 are leased to one of our  taxable REIT subsidiaries and managed by independent hotel operating companies and 92 are leased to third parties. Our 185 travel centers are leased under two agreements. Our consolidated statements of income includes hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers.  Certain of our managed hotel portfolios had net operating results that were, in the aggregate, $16,287 and $245 less than the minimum returns due to us in the three months ended September 30, 2009 and 2008, respectively, and $46,585 less than the minimum returns due to us in the nine months ended September 30, 2009.  We reflect these amounts in our consolidated statements of income as a reduction to hotel operating expense when the minimum returns were funded by the manager of these hotels under the terms of our operating agreements, or in the case of our Marriott no. 3 agreement, applied from the security deposit we hold.  All of our managed hotel portfolios generated net operating results in excess of the minimum rents due to us in the nine months ended September 30, 2008.

(2)         Under the previously announced rent deferral agreement, TravelCenters of America LLC, or TA, elected to defer rent of $15,000, or $0.13 per share, and $15,000, or $0.16 per share, during the three months ended September 30, 2009 and 2008, respectively.  During the nine months ended September 30, 2009 and 2008, TA elected to defer rent of $45,000, or $0.44 per share, and $15,000, or $0.16 per share, respectively.  We have not recognized the deferred rent as revenue due to uncertainties regarding future payments of these amounts by TA.

(3)         Various percentages of total sales at our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows.  We own all the FF&E escrows for our hotels.  We report deposits by our third party tenants into the escrow accounts as FF&E reserve income.  We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income.

(4)         During the first quarter of 2009, we adopted a new accounting standard affecting the accounting for our 3.8% convertible senior notes.  This standard requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate.  Our 3.8% convertible senior notes are within the scope of this standard.  Our financial statements for all periods presented have been adjusted to reflect the application of this standard retrospectively.  The implementation of this standard resulted in non-cash interest expense for the three months ended September 30, 2009 and 2008 of $1,294, or $0.01 per share, and $2,434, or $0.03 per share, respectively.  Non-cash interest for the nine months ended September 30, 2009 and 2008 totaled $5,705, or $0.06 per share, and $7,186, or $0.08 per share, respectively.  The unamortized note discount was $10,498 and $29,228 at September 30, 2009 and December 31, 2008, respectively, and the equity component was $38,768 and $43,770 at September 30, 2009 and December 31, 2008, respectively.

(5)         During the second quarter of 2008, we recorded a $19,613, or $0.21 per share, non-cash reserve for the straight line rent receivable relating to our lease with TA for 145 travel centers.

(6)         During the second quarter of 2008, we recorded a $53,225, or $0.57 per share, non-cash loss on asset impairment related to the write down of certain intangible assets arising from our January 2007 TA acquisition to their estimated fair value.

(7)         During the three months ended September 30, 2009, we recorded a $11,209, or $0.09 per share, gain on the extinguishment of debt relating to our repurchase of $175,420 face amount of our 3.8% convertible senior notes for a purchase price of $159,532 plus accrued interest.  The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $9,534 and a portion of the allocated equity component of $4,854.  For the nine months ended September 30, 2009, we recorded a $51,097, or $0.50 per share, gain on the extinguishment of debt relating to our repurchase of $367,421 face amount of our 3.8% convertible senior notes and various issues of our senior notes for an aggregate purchase price of $303,341 plus accrued interest.  The gain on extinguishment of debt is net of unamortized issuance costs and discounts of $17,837 and a portion of the allocated equity component on the convertible notes of  $4,854.

(8)         During the first quarter of 2008, we sold our Park Plaza hotel in North Phoenix, Arizona for $8,000 and recognized a gain on sale of $645.  During the second quarter of 2008, we sold our AmeriSuites hotel in Atlantic Beach, North Carolina for $6,350 and recognized a gain on sale of $629.

(9)         We compute FFO as shown. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we include deferred percentage rent (see Note 10) and deferred additional returns (see Note 11) and exclude loss on asset impairment (see Note 6) and gain on early extinguishment of debt (see Note 7).  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flows from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense, it may facilitate comparison of operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is among the important factors considered by our board of trustees when determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital needs and operating performance.

(10)   In calculating net income we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(11)   Our share of the operating results of our managed hotels in excess of the minimum returns due to us, or additional returns, are generally determined based upon annual calculations. In calculating net income, we recognize additional returns in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this income until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S CURRENT BELIEFS AND EXPECTATIONS.  HOWEVER, THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR FOR VARIOUS REASONS, SOME OF WHICH ARE BEYOND HPT’S CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE REFERS TO A RENT DEFERRAL AGREEMENT WHICH HPT HAS ENTERED WITH TA.  THE DESCRIPTION OF THIS ARRANGEMENT AS A DEFERRAL AGREEMENT MAY IMPLY THAT RENT AMOUNTS WHICH ARE NOT PAID WILL BE LATER PAID.  IN FACT, TA HAS A SHORT HISTORY OF OPERATIONS AND TA HAS NOT PRODUCED CONSISTENT OPERATING PROFITS.  IF THE CURRENT U.S. ECONOMIC SLOWDOWN AND DECLINE IN TRUCKING ACTIVITY CONTINUES FOR AN EXTENDED PERIOD OR WORSENS, IF THE PRICE OF DIESEL FUEL INCREASES SIGNIFICANTLY OR FOR VARIOUS OTHER REASONS, TA MAY BECOME UNABLE TO PAY THE DEFERRED RENTS DUE TO HPT.

•                  THIS PRESS RELEASE STATES THAT HPT EXPECTS THAT MARRIOTT WILL CONTINUE TO PAY HPT THE NET CASH FLOWS FROM OPERATIONS OF THE HOTELS INCLUDED IN THE DEFAULTED CONTRACTS.  THIS EXPECTATION IS BASED UPON STATEMENTS MADE BY MARRIOTT TO HPT.  HOWEVER, MARRIOTT MAY BECOME UNABLE TO MAKE SUCH PAYMENTS IF ITS OWN FINANCIAL CONDITION DETERIORATES OR MARRIOTT MAY REFUSE TO MAKE THESE PAYMENTS FOR SOME OTHER REASON.  HPT HAS CERTAIN CONTRACTUAL RIGHTS TO RECEIVE THESE PAYMENTS BUT COMPANIES WHICH HAVE DEFAULTED PAYMENT OBLIGATIONS OFTEN REFUSE TO MAKE ANY PAYMENTS, AND HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT’S FUTURE ACTIONS.

•                  THIS PRESS RELEASE STATES THAT HPT EXPECTS THAT THE SECURITY DEPOSITS IT HOLDS FROM MARRIOTT AND CRESTLINE ARE IN AMOUNTS WHICH WILL EXCEED THE 2009 SHORTFALL OF PAYMENTS IT EXPECTS TO RECEIVE UNDER THE DEFAULTED CONTRACTS.  THIS EXPECTATION IS BASED UPON CASH FLOW PROJECTIONS PREPARED BY MARRIOTT AND REVIEWED BY HPT AND HPT’S OWN PROJECTIONS.  BOTH MARRIOTT’S AND HPT’S HISTORICAL PROJECTIONS OF HOTEL CASH FLOWS HAVE, AT TIMES, PROVED INACCURATE.  IF THE CURRENT ECONOMIC SLOWDOWN IN THE U.S. CONTINUES FOR AN EXTENDED PERIOD OR IF THE TRAVEL INDUSTRY SUFFERS SIGNIFICANT ADDITIONAL DECLINES BECAUSE OF H1N1 FLU CONCERNS, ACTS OF TERRORISM OR FOR OTHER REASONS, THE

ACTUAL CASH FLOWS FROM THESE HOTELS MAY BE LESS THAN THE AMOUNTS PROJECTED AND MAY BE LOWER BY A MATERIAL AMOUNT.

•                  THIS PRESS RELEASE STATES THAT HPT IS HOLDING AND HAS APPLIED OR MAY APPLY SECURITY DEPOSITS TO COVER THE SHORTFALL OF THE PAYMENTS IT HAS RECEIVED OR EXPECTS TO RECEIVE UNDER THE DEFAULTED CONTRACTS COMPARED TO THE MINIMUM PAYMENTS DUE HPT UNDER THESE CONTRACTS.  THE SECURITY DEPOSITS WHICH HPT IS HOLDING ARE IN FIXED AMOUNTS:  APPROXIMATELY $30.0 MILLION FOR THE MARRIOTT NO. 3 CONTRACT AND APPROXIMATELY $21.1 MILLION FOR THE MARRIOTT NO. 4 CONTRACT AS OF NOVEMBER 8, 2009.  AS DISCUSSED ABOVE, THERE CAN BE NO ASSURANCE REGARDING THE AMOUNTS OF PAYMENTS HPT MAY RECEIVE UNDER THE DEFAULTED CONTRACTS; AND THE SHORTFALLS MAY EXCEED THE AMOUNTS OF THE SECURITY DEPOSITS HPT HOLDS.  MOREOVER, THESE SECURITY DEPOSITS ARE NOT ESCROWED OR OTHERWISE SEGREGATED FROM HPT’S OTHER ASSETS AND LIABILITIES; ACCORDINGLY, WHEN HPT APPLIES THESE SECURITY DEPOSITS TO COVER MINIMUM PAYMENTS DUE, IT WILL RECORD INCOME BUT IT WILL NOT RECEIVE CASH FLOW.

•                  THIS PRESS RELEASE STATES THAT HPT HAS SUSPENDED ITS REGULAR QUARTERLY DISTRIBUTIONS TO COMMON SHAREHOLDERS FOR THE REMAINDER OF 2009.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT HPT WILL RESUME ITS REGULAR QUARTERLY DISTRIBUTIONS AFTER 2009.  IN FACT, HPT MAY NOT RESUME PAYING REGULAR QUARTERLY DISTRIBUTIONS AFTER 2009.  CAPITAL MARKET CONDITIONS MAY DETERIORATE OR HPT’S OWN FINANCIAL CIRCUMSTANCES MAY CHANGE SO THAT HPT BECOMES UNABLE OR UNWILLING TO RESUME REGULAR QUARTERLY DISTRIBUTIONS TO COMMON SHAREHOLDERS.  ALSO, HPT’S HISTORICAL RATE OF COMMON SHARE DISTRIBUTIONS MAY BE CHANGED BECAUSE OF CHANGES IN HPT’S EARNINGS, REDUCED EARNINGS PER SHARE AS A RESULT OF HPT’S ISSUANCE OF SHARES OR OTHER CIRCUMSTANCES.

•                  THIS PRESS RELEASE STATES THAT HPT EXPECTS THAT IT WILL DETERMINE THE AMOUNT OF ADDITIONAL COMMON SHARE DISTRIBUTIONS, IF ANY, TO BE PAID TO ITS COMMON SHAREHOLDERS FOR THE 2009 TAXABLE YEAR IN DECEMBER.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT HPT WILL PAY ADDITIONAL DISTRIBUTIONS TO COMMON SHAREHOLDERS IN 2009.  THIS FORWARD LOOKING STATEMENT IS BASED UPON HPT’S ASSUMPTIONS ABOUT CONTINUING PAYMENTS FROM HPT’S TENANTS AND MANAGERS AND ABOUT THE THE CALCULATION OF HPT’S TAXABLE INCOME; BUT THESE ASSUMPTIONS MAY PROVE INACCURATE AND HPT’S TENANTS AND MANAGERS MAY NOT PAY ALL OF THE AMOUNTS DUE TO HPT.  HPT’S DISTRIBUTIONS MAY ALSO BE AFFECTED BY DIFFERENCES BETWEEN HPT’S INCOME FOR FINANCIAL REPORTING PURPOSES AND FOR FEDERAL INCOME TAX PURPOSES, WHICH MAY PERMIT HPT TO

REMAIN A REIT AND PAY NO ADDITIONAL DISTRIBUTIONS FOR THE 2009 TAXABLE YEAR OR DISTRIBUTIONS LESS THAN IT HAS HISTORICALLY PAID AND SIGNIFICANTLY LESS THAN ITS 2009 INCOME FOR FINANCIAL REPORTING PURPOSES.  FOR EXAMPLE, WE ARE INVESTIGATING THE POSSIBILITY OF CLAIMING CERTAIN ACCELERATED DEPRECIATION FOR TAX PURPOSES.  ALSO, RECENT INTERNAL REVENUE SERVICE ACTIONS, SUCH AS THE ACTION WHICH PERMITS THE DEFERRAL OF GAINS ARISING FROM THE EXTINGUISHMENT OF DEBT, AND THE ANNOUNCEMENT WHICH PERMITS REIT QUALIFYING DIVIDENDS TO BE PAID UP TO 90% IN SHARES, MAY PERMIT REITS LIKE HPT TO RETAIN THEIR REIT TAX STATUS WITHOUT PAYING SUBSTANTIAL CASH DISTRIBUTIONS.  MOREOVER, THE AMOUNT OF 2009 DISTRIBUTIONS WHICH HPT MAY BE REQUIRED TO PAY IN ORDER TO RETAIN ITS REIT TAX STATUS IS CONSIDERABLY LESS THAN THE TOTAL OF ITS HISTORICAL RATE OF QUARTERLY DISTRIBUTIONS FOR 2009 WOULD HAVE BEEN.  FOR THESE REASONS AND OTHERS, HPT DOES NOT INTEND TO PROVIDE ANY ASSURANCE REGARDING THE PAYMENT OR AMOUNT OF ANY FURTHER DISTRIBUTIONS WHICH HPT MAY PAY TO ITS COMMON SHAREHOLDERS FOR THE 2009 TAXABLE YEAR, IF ANY, OR THAT THE AMOUNT WILL BE PAID IN CASH.

FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

(end)